                                                                    Exhibit 20.2

                        WFS FINANCIAL 2003-2 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended February 29, 2004
                     for Distribution Date of March 22, 2004

COLLECTIONS

                                                                                                                      DOLLARS
Payments received                                                                                                   49,191,616.01
                   Plus / (Less) :
                                     Net Servicer Advances                                                              64,162.13
                                     Investment Earnings on
                                       funds in the Collection Account                                                  40,903.60
                                                                                                                   --------------

Total Funds Available for Distribution                                                                              49,296,681.74
                                                                                                                   ==============



DISTRIBUTIONS


                       Servicing Fee                                                               1,219,075.00
                       Trustee and Other Fees                                                          3,686.48
                                                                                                  -------------

Total Fee Distribution                                                                                               1,222,761.48

                       Note Interest Distribution Amount - Class A-1                     0.00
                       Note Interest Distribution Amount - Class A-2               271,881.68
                       Note Interest Distribution Amount - Class A-3               579,333.33
                       Note Interest Distribution Amount - Class A-4               600,491.67
                                                                               --------------
                                                                                 1,451,706.68

                       Note Principal Distribution Amount - Class A-1                    0.00
                       Note Principal Distribution Amount - Class A-2           34,940,087.29
                       Note Principal Distribution Amount - Class A-3                    0.00
                       Note Principal Distribution Amount - Class A-4                    0.00
                                                                               --------------
                                                                                34,940,087.29
Total Class A Interest and Principal Distribution                                                                   36,391,793.97

                       Note Interest Distribution Amount - Class B-1               125,769.56
                       Note Principal Distribution Amount - Class B-1            2,259,244.64
                                                                               --------------

Total Class B Interest and Principal Distribution                                                                    2,385,014.20

                       Note Interest Distribution Amount - Class C-1               163,897.36
                       Note Principal Distribution Amount - Class C-1            2,393,930.38
                                                                               --------------

Total Class C Interest and Principal Distribution                                                                    2,557,827.74

                       Note Interest Distribution Amount - Class D-1               124,891.83
                       Note Principal Distribution Amount - Class D-1            1,464,164.31
                                                                               --------------

Total Class D Interest and Principal Distribution                                                                    1,589,056.14

                       Spread Account Deposit                                                                        5,150,228.21
                                                                                                                   --------------


Total Distributions                                                                                                 49,296,681.74
                                                                                                                   ==============

                        WFS FINANCIAL 2003-2 OWNER TRUST
                          Distribution Date Statement
                 for Collection Period ended February 29, 2004
                    for Distribution Date of March 22, 2004


PORTFOLIO DATA:
                                                                  # of loans
      Beginning Aggregate Principal Balance                          78,465                                 1,170,312,319.10

          Less:                              Principal Payments                      (17,731,885.20)
                                             Full Prepayments        (1,570)         (17,217,452.63)
                                             Partial Prepayments          -                       -
                                             Liquidations              (570)          (8,497,674.47)
                                                                                     ---------------
                                                                                                              (43,447,012.30)
                                                                                                           ------------------
      Ending Aggregate Principal Balance                             76,325                                 1,126,865,306.80
                                                                                                           ==================

Ending Outstanding Principal Balance of Notes                                                               1,064,887,714.93
Overcollateralization Amount                                                                                   61,977,591.87
Overcollateralization Level                                                                                            5.50%

OTHER RELATED INFORMATION:

Spread Account:

                       Beginning Balance                                               7,500,000.00
                             Deposits                                                  5,150,228.21
                             Investment Earnings on funds in
                              the Spread Account                                           5,876.66
                             Reductions                                               (5,156,104.87)
                                                                                     ---------------
                       Ending Balance                                                                           7,500,000.00

                       Beginning Initial Deposit                                       7,286,648.12
                             Repayments                                               (5,156,104.87)
                                                                                     ---------------
                       Ending Initial Deposit                                                                   2,130,543.25


Modified Accounts:
                       Principal Balance                                                      0.00%                     0.00
                       Scheduled Balance                                                      0.00%                     0.00

Servicer Advances:
                       Beginning Unreimbursed Advances                                 1,197,880.58
                       Net Advances                                                       64,162.13
                                                                                     ---------------
                                                                                                                1,262,042.71

Net Charge-Off Data:
                       Charge-Offs                                                    13,418,005.67
                       Recoveries                                                     (2,912,063.85)
                                                                                     ---------------
                       Net Charge-Offs                                                                         10,505,941.82

Delinquencies ( P&I):                                              # of loans
                       30-59 Days                                     1,197           15,320,998.65
                       60-89 Days                                       378            4,525,178.92
                       90-119 Days                                      140            1,603,395.33
                       120 days and over                                  7              110,935.99

Repossessions                                                           105              972,749.43

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01
 of the Sale and Servicing Agreement)                                   184                                     2,749,703.91

Cumulative Charge-Off Percentage                                                                                        0.70%

WAC                                                                                                                  11.4758%
WAM                                                                                                                   55.325

                        WFS FINANCIAL 2003-2 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended February 29, 2004
                     for Distribution Date of March 22, 2004

======================================================================================
                               BEGINNING      NOTE MONTHLY                 TOTAL
              ORIGINAL        OUTSTANDING      PRINCIPAL      PRIOR      PRINCIPAL
             PRINCIPAL         PRINCIPAL     DISTRIBUTABLE  PRINCIPAL  DISTRIBUTABLE
CLASSES       BALANCE           BALANCE          AMOUNT     CARRYOVER      AMOUNT
======================================================================================

  A-1      335,000,000.00              0.00           0.00     0.00             0.00


  A-2      291,000,000.00    247,165,167.02  34,940,087.29     0.00    34,940,087.29


  A-3      395,000,000.00    395,000,000.00           0.00     0.00             0.00


  A-4      299,000,000.00    299,000,000.00           0.00     0.00             0.00


  B-1       63,750,000.00     60,856,240.59   2,259,244.64     0.00     2,259,244.64


  C-1       67,500,000.00     64,484,208.78   2,393,930.38     0.00     2,393,930.38


  D-1       41,250,000.00     39,439,525.16   1,464,164.31     0.00     1,464,164.31


======================================================================================

  TOTAL  1,492,500,000.00  1,105,945,141.55  41,057,426.62     0.00    41,057,426.62

======================================================================================


==================================================================
                                       REMAINING        TOTAL
          PRINCIPAL      CURRENT      OUTSTANDING     PRINCIPAL
         DISTRIBUTION   PRINCIPAL      PRINCIPAL     AND INTEREST
CLASSES     AMOUNT      CARRYOVER       BALANCE      DISTRIBUTION
==================================================================

  A-1             0.00      0.00               0.00           0.00


  A-2    34,940,087.29      0.00     212,225,079.73  35,211,968.97


  A-3             0.00      0.00     395,000,000.00     579,333.33


  A-4             0.00      0.00     299,000,000.00     600,491.67


  B-1     2,259,244.64      0.00      58,596,995.95   2,385,014.20


  C-1     2,393,930.38      0.00      62,090,278.40   2,557,827.74


  D-1     1,464,164.31      0.00      37,975,360.85   1,589,056.14


==================================================================

  TOTAL  41,057,426.62      0.00   1,064,887,714.93  42,923,692.05

==================================================================

========================================================================================================
                   NOTE MONTHLY                  TOTAL
                     INTEREST       PRIOR       INTEREST      INTEREST      CURRENT   DEFICIENCY  POLICY
  NOTE   INTEREST  DISTRIBUTABLE  INTEREST    DISTRIBUTABLE  DISTRIBUTION  INTEREST     CLAIM     CLAIM
CLASSES    RATE       AMOUNT      CARRYOVER      AMOUNT         AMOUNT     CARRYOVER    AMOUNT    AMOUNT
========================================================================================================

  A-1    1.26000%          0.00      0.00            0.00            0.00     0.00       0.00       0.00

  A-2    1.32000%    271,881.68      0.00      271,881.68      271,881.68     0.00       0.00       0.00

  A-3    1.76000%    579,333.33      0.00      579,333.33      579,333.33     0.00       0.00       0.00

  A-4    2.41000%    600,491.67      0.00      600,491.67      600,491.67     0.00       0.00       0.00

  B-1    2.48000%    125,769.56      0.00      125,769.56      125,769.56     0.00       0.00       0.00

  C-1    3.05000%    163,897.36      0.00      163,897.36      163,897.36     0.00       0.00       0.00

  D-1    3.80000%    124,891.83      0.00      124,891.83      124,891.83     0.00       0.00       0.00

========================================================================================================

 TOTAL             1,866,265.43      0.00    1,866,265.43    1,866,265.43     0.00       0.00       0.00

========================================================================================================

                        WFS FINANCIAL 2003-2 OWNER TRUST
                              Officer's Certificate
                  for Collection Period ended February 29, 2004
                     for Distribution Date of March 22, 2004





            Detailed Reporting

                        See Schedule F




            WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of February 29, 2004 and were performed in conformity with the Sale and Servicing Agreement dated May 1, 2003.








                                 -----------------------------------------------
                                 Lori Bice
                                 Assistant Vice President
                                 Director Technical Accounting





                                 -----------------------------------------------
                                 Susan Tyner
                                 Vice President
                                 Assistant Controller